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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
TCI Communications, Inc.:

  We consent to the incorporation by reference in the Registration Statement on Form S-3 of TCI Communications, Inc. of our reports, dated March 18, 1996, relating to the consolidated balance sheets of TCI Communications, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's(s') equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and all related financial statement schedules, which reports appear in the December 31, 1995 Annual Report on Form 10-K of TCI Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG Peat Marwick LLP
                                          KPMG Peat Marwick LLP
Denver, Colorado

January 7, 1997